Exhibit 23.1

DLL CPAS, LLC
201 West Charlton Street
Savannah, GA 31401

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 17, 2017 with respect to the audited financial statements of Orion Financial Group, Inc. as of December 31, 2016 and 2015 and 2014.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ DLL CPAS, LLC
DLL CPAS, LLC
Savannah, GA

January 19, 2018